Exhibit 20

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1997-A
Distribution Date of December 26, 2000 for the Collection Period of November 1, 2000 through November 30, 2000

Pool Data—Original Deal Parameters
Aggregate Net Investment Value (ANIV)	1,231,231,519.20
Discounted Principal Balance	1,231,231,519.20
Servicer Advance	2,825,418.78
Servicer Payahead	1,580,862.05
Number of Contracts	56,340
Weighted Average Lease Rate	7.66%
Weighted Average Remaining Term	35.8
Servicing Fee Percentage	1.00%

Pool Data—Current Month
Aggregate Net Investment Value	186,808,800.60
Discounted Principal Balance	178,805,427.79
Servicer Advances	1,219,871.45
Servicer Pay Ahead Balance	2,575,756.14
Maturity Advances Outstanding	34,848,470.51
Number of Current Contracts	11,102
Weighted Average Lease Rate	8.24%
Weighted Average Remaining Term	9.4

Reserve Fund
Initial Deposit Amount	30,780,787.98
Specified Reserve Fund Percentage	4.425%
Specified Reserve Fund Amount	54,481,994.72

	Class A Amount	Class B Amount	Total Amount

Beginning Balance	30,384,020.88	1,227,656.25	31,611,677.13
Withdrawal Amount	557,406.45	—	557,406.45
Cash Capital Contribution	—		—
Transferor Excess	81,802.02		81,802.02

Reserve Fund Balance Prior to Release	29,908,416.45	1,227,656.25	31,136,072.70
Specified Reserve Fund Balance	53,254,338.47	1,227,656.25	54,481,994.72

Release to Transferor	—	—	—
Ending Reserve Fund Balance	29,908,416.45	1,227,656.25	31,136,072.70
Prior Cumulative Withdrawal Amount	36,853,997.89	—	36,853,997.89
Cumulative Withdrawal Amount*	37,411,404.34	—	37,411,404.34

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1997-A
Distribution Date of December 26, 2000 for the Collection Period of November 1, 2000 through November 30, 2000

Liquidation of Charge-offs and Repossessions

	Vehicles

Liquidated Contracts	69
Discounted Principal Balance		1,147,167.67
Net Liquidation Proceeds		(755,645.95)
Recoveries—Previously Liquidated Contracts		(116,084.50)

Aggregate Credit Losses for the Collection Period		275,437.22

Cumulative Credit Losses for all Periods		18,184,265.80

Repossessed in Current Period	22

Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:	Annualized Average Charge-Off Rate

Second Preceding Collection Period	(0.07)%
First Preceding Collection Period	(0.33)%
Current Collection Period	1.71%

Condition (i) (Charge-off Rate)
Three Month Average	0.43%
Charge-off Rate Indicator ( > 1.25%)	condition not met

______________

*	Revised

Delinquent Contracts

	Percent	Accounts	Percent	ANIV

31-60 Days Delinquent	4.13%	459	4.15%	7,747,765.27
61-90 Days Delinquent	0.34%	38	0.32%	599,425.44
Over 90 Days Delinquent	0.05%	6	0.04%	79,691.70

Total Delinquencies		503		8,426,882.41

Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period	0.89%
First Preceding Collection Period	0.59%
Current Collection Period	0.40%

Condition (ii) (Delinquency Percentage)
Three Month Average	0.63%
Delinquency Percentage Indicator ( > 1.25%)	condition not met

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1997-A
Distribution Date of December 26, 2000 for the Collection Period of November 1, 2000 through November 30, 2000

Residual Value (Gain) Loss

	Vehicles

Matured Lease Vehicle Inventory Sold	308	5,307,575.11
Net Liquidation Proceeds		(4,624,082.21)

Net Residual Value (Gain) Loss		683,492.90

Cumulative Residual Value (Gain) Loss all periods		53,133,182.53

Matured Vehicles Sold for each Collection Period

	Number Sold	Scheduled Maturities	Sale Ratio	Average Net Liquidation Proceeds	Average Residual Value

Second Preceding Collection Period	1,832	82	100.00%	14,568.48	16,976.06
First Preceding Collection Period	495	62	100.00%	14,657.65	17,287.61
Current Collection Period	308	98	100.00%	15,013.25	18,085.36
Three Month Average				14,637.22	17,164.25

Ratio of Three Month Average Net Liquidation Proceeds to Average Residual Value					85.28%

Condition (iii) (Residual Value Test)

	Current Period Amount/Ratio	Test Met?

a) Number of Vehicles Sold > 25% of Scheduled Maturities	100.00%	YES
b) Number of Scheduled Maturities > 500	98	NO
c) 3 Month Average Matured Leased Vehicle Proceeds <75% of Avg. Residual Values	85.28%	NO
Residual Value Indicator (condition met if tests a, b and c = YES)		condition not met

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1997-A
Distribution Date of December 26, 2000 for the Collection Period of November 1, 2000 through November 30, 2000

		Certificate Balance		Class A1

	Total	Percent	Balance	Balance

Interest:		98.00%
Interest Collections	1,285,627.71
Net Investment Income	8,787.28
Non-recoverable Advances	(77,224.85)

Available Interest	1,217,190.14		1,172,486.59	—
Class A1, A2, A3 Notional Interest Accrual Amount	(391,031.25)		(391,031.25)	—
Unreimbursed A1, A2, A3 Interest Shortfall	—		—	—
Interest Accrual for Adjusted Class B Certificate Bal.	(415,406.25)		(415,406.25)
Class B Interest Carryover Shortfall	—		—
Servicer's Fee	(166,299.76)		(160,147.68)
Capped Expenses	(32,441.31)		(31,241.18)
Interest Accrual on Class B. Cert. Prin. Loss Amt.	—		—
Uncapped Expenses	—		—

Total Unallocated Interest	212,011.57		174,660.23
Excess Interest to Transferor	—		(174,660.23)

Net Interest Collections Available	212,011.57		—

Losses Allocable to Investors' Certificates:	(923,455.54)
Accelerated Principal Distribution:	—
Deposit to Reserve Fund:	81,802.02
Withdrawal from Reserve Fund:	557,406.45
Reimbursement/Deposit from Transferor Prin:	235,839.54
Net withdrawal from the Reserve Fund:	475,604.43
Principal:
Current Loss Amount	(958,930.12)		(923,455.54)	—
Loss Reimbursement from Transferor	366,049.09		366,049.09	—
Loss Reimbursement from Reserve Fund	557,406.45		557,406.45	—

Total	(35,474.58)		—	—
Class A Certificate Principal Loss Amounts
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class A Interest Subordinated
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class B Certificate Principal Loss Amounts
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Class B Interest Subordinated:
Beginning Balance	—
Current increase (decrease)	—

Ending Balance	—
Principal Distributions/Allocations:
Distribution—Current Period	12,479,593.09		—	—
Allocations—Current Period	—		—	—
Allocations—Accelerated Principal Distribution	—		—	—
Allocations—Not Disbursed Beginning of Period	—		—	—
Allocations—Not Disbursed End of Period	—		—	—
Interest Distributions/Allocations:
Distribution—Current Period	—		—	—
Allocations—Current Period	806,437.50		806,437.50	—
Allocations—Not Disbursed Beginning of Period	1,612,875.00		1,612,875.00	—
Allocations—Not Disbursed End of Period	2,419,312.50		2,419,312.50	—
Due To Trust—Current Period:			—
Total Deposit to/ (Withdrawal from) Reserve Fund	(475,604.43)
Due To Trust	13,277,243.31		797,650.22	—

Total Due To Trust	12,801,638.88		797,650.22	—

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1997-A
Distribution Date of December 26, 2000 for the Collection Period of November 1, 2000 through November 30, 2000

				Transferor Interest
	Class A2	Class A3	Class B
	Balance	Balance	Balance	Interest	Principal

Interest:				2.00%
Interest Collections
Net Investment Income
Non-recoverable Advances
Available Interest	—	581,844.47	590,642.12	44,703.55
Class A1, A2, A3 Notional Interest Accrual Amount	—	(391,031.25)
Unreimbursed A1, A2, A3 Interest Shortfall	—	—
Interest Accrual for Adjusted Class B Certificate Bal.			(415,406.25)
Class B Interest Carryover Shortfall			—
Servicer's Fee				(6,152.08)
Capped Expenses				(1,200.13)
Interest Accrual on Class B. Cert. Prin. Loss Amt.			—
Uncapped Expenses				—

Total Unallocated Interest				37,351.34
Excess Interest to Transferor				174,660.23

Net Interest Collections Available				212,011.57
Losses Allocable to Investors' Certificates:				(923,455.54)
Accelerated Principal Distribution:				—

Deposit to Reserve Fund:				(711,443.97)

Withdrawal from Reserve Fund:
Reimbursement/Deposit from Transferor Prin:
Net withdrawal from the Reserve Fund:
Principal:
Current Loss Amount	—	(923,455.54)	—		(35,474.58)
Loss Reimbursement from Transferor	—	366,049.09	—	(366,049.09)
Loss Reimbursement from Reserve Fund	—	557,406.45	—

Total	—	—	—		(35,474.58)
Class A Certificate Principal Loss Amounts
Beginning Balance
Current increase (decrease)
Ending Balance
Class A Interest Subordinated
Beginning Balance
Current increase (decrease)
Ending Balance
Class B Certificate Principal Loss Amounts
Beginning Balance
Current increase (decrease)
Ending Balance
Class B Interest Subordinated:
Beginning Balance
Current increase (decrease)
Ending Balance
Principal Distributions/Allocations:
Distribution—Current Period	—	—	—		12,479,593.09
Allocations—Current Period	—	—	—
Allocations—Accelerated Principal Distribution	—	—	—
Allocations—Not Disbursed Beginning of Period	—	—	—
Allocations—Not Disbursed End of Period	—	—	—
Interest Distributions/Allocations:
Distribution—Current Period	—	—	—	—
Allocations—Current Period	—	391,031.25	415,406.25
Allocations—Not Disbursed Beginning of Period	—	782,062.50	830,812.50
Allocations—Not Disbursed End of Period	—	1,173,093.75	1,246,218.75
Due To Trust—Current Period:
Total Deposit to/ (Withdrawal from) Reserve Fund
Due To Trust	—	386,670.58	410,979.64	—	12,479,593.09

Total Due To Trust	—	386,670.58	410,979.64	—	12,479,593.09

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1997-A
Distribution Date of December 26, 2000 for the Collection Period of November 1, 2000 through November 30, 2000

		Certificate Balance		Class A1

	Total	Percent	Balance	Percent	Balance

Original Deal Parameter
Aggregate Net Investment Value (ANIV)	1,231,231,519.20
Discounted Principal Balance	1,231,231,519.20
Initial Notional/Certificate Balance	—	100.00%	1,206,600,000.00	33.98%	410,000,000.00
Percent of ANIV			98.00%		33.30%
Certificate Factor			1.0000000		1.0000000
Notional/Certificate Rate					6.2000%
Target Maturity Date					September 27, 1999
Servicer Advance	2,825,418.78
Servicer Payahead	1,580,862.05
Number of Contracts	56,340
Weighted Average Lease Rate	7.66%
Weighted Average Remaining Term	35.8
Servicing Fee Percentage	1.00%

Pool Data Prior Month
Aggregate Net Investment Value	199,559,707.81
Maturity Advances Outstanding	47,328,063.60
ANIV Net of Maturity Advance **	152,231,644.21
Discounted Principal Balance	192,045,920.72
Notional/Certificate Balance			146,600,000.00		—
Adjusted Notional/Certificate Balance			146,600,000.00		—
Percent of ANIV			96.30%		0.00%
Certificate Factor			1.0000000		—
Servicer Advances	1,241,834.49
Servicer Pay Ahead Balance	2,949,874.81
Number of Current Contracts	11,718
Weighted Average Lease Rate	8.21%
Weighted Average Remaining Term	9.8

Pool Data Current Month
Aggregate Net Investment Value	186,808,800.60
Maturity Advances Outstanding	34,848,470.51
ANIV Net of Maturity Advance **	151,960,330.09
Discounted Principal Balance	178,805,427.79
Notional/Certificate Balance			146,600,000.00		0.00
Adjusted Notional/Certificate Balance			146,600,000.00		0.00
Percent of ANIV			96.47%		0.00%
Certificate Factor			1.0000000		—
Servicer Advances	1,219,871.45
Servicer Pay Ahead Balance	2,575,756.14
Number of Current Contracts	11,102
Weighted Average Lease Rate	8.24%
Weighted Average Remaining Term	9.4
Prior Certificate Interest Payment Date	September 25, 2000
Next Certificate Interest Payment Date	March 26, 2001

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1997-A
Distribution Date of December 26, 2000 for the Collection Period of November 1, 2000 through November 30, 2000

	Class A2		Class A3		Class B		Transferor Interest

	Percent	Balance	Percent	Balance	Percent	Balance	Balance

Original Deal Parameter
Aggregate Net Investment Value (ANIV)
Discounted Principal Balance
Initial Notional/Certificate Balance	53.87%	650,000,000.00	6.03%	72,750,000.00	6.12%	73,850,000.00	24,631,519.20
Percent of ANIV		52.79		5.91%		6.00%	2.00%
Certificate Factor		1.0000000		1.0000000		1.0000000
Notional/Certificate Rate		6.3500%		6.4500%		6.7500%
Target Maturity Date		September 25, 2000		March 26, 2001		September 25, 2001
Servicer Advance
Servicer Payahead
Number of Contracts
Weighted Average Lease Rate
Weighted Average Remaining Term
Servicing Fee Percentage
Pool Data Prior Month
Aggregate Net Investment Value
Maturity Advances Outstanding
ANIV Net of Maturity Advance **
Discounted Principal Balance
Notional/Certificate Balance		—		72,750,000.00		73,850,000.00	5,631,644.21
Adjusted Notional/Certificate Balance		—		72,750,000.00		73,850,000.00	5,631,644.21
Percent of ANIV		0.00		47.79%		48.51%	3.70%
Certificate Factor		—		1.0000000		1.0000000
Servicer Advances
Servicer Pay Ahead Balance
Number of Current Contracts
Weighted Average Lease Rate
Weighted Average Remaining Term
Pool Data Current Month
Aggregate Net Investment Value
Maturity Advances Outstanding
ANIV Net of Maturity Advance **
Discounted Principal Balance
Notional/Certificate Balance		0.00		72,750,000.00		73,850,000.00	5,360,330.09
Adjusted Notional/Certificate Balance		0.00		72,750,000.00		73,850,000.00	5,360,330.09
Percent of ANIV		0.00		47.87%		48.60%	3.53%
Certificate Factor		—		1.0000000		1.0000000
Servicer Advances
Servicer Pay Ahead Balance
Number of Current Contracts
Weighted Average Lease Rate
Weighted Average Remaining Term
Prior Certificate Interest Payment Date
Next Certificate Interest Payment Date

______________

**	Strictly for purposes of calculating Transferors Interest.

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Lease Trust 1997-A
Distribution Date of December 26, 2000 for the Collection Period of November 1, 2000 through November 30, 2000

Current Month Collection Activity

	Vehicles

Principal Collections		2,438,582.03
Prepayments in Full	229	3,664,107.05
Reallocation Payment	10	193,475.35
Interest Collections		1,285,627.71
Net Liquidation Proceeds and Recoveries		871,730.45
Net Liquidation Proceeds—Vehicle Sales		4,624,082.21
Non-Recoverable Advances		(77,224.85)

Total Available		13,000,379.95

	Amount	Annual Amount

Capped and Uncapped Expenses:
Total Capped Expenses Paid	32,441.31	356,854.41
Total Uncapped Expenses Paid	—	—
Capped and Uncapped Expenses Due	—	—
Servicer's Fee Due:
Servicer's Fee Shortfall Carryforward	—
Servicer's Fee Due Current Period	166,299.76
Servicer's Fee Paid	166,299.76
Servicer's Fee Balance Due	—
Supplemental Servicer’s Fees	32,210.63

Revolving Period

	Vehicles	Amount

Beginning Unreinvested Principal Collections		—
Principal Collections & Liquidated Contracts		—
Allocation to Subsequent Contracts	0	—

Ending Underinvested Principal Collections		—

I hereby certify to the best of my knowledge that the report provided is true and correct.

/s/ ROBERT WOODIE

Robert Woodie, National Treasury Manager